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                                                               EXHIBIT 10.1(b)



                                PROMISSORY NOTE
                            SECURED BY DEED OF TRUST


$3,675,000.00                    August 6, 1997                    Irving, Texas

Interest Rate Available: Reference Rate plus three-fourths percent (0.75%) per year;

Maturity Date:  August 6, 1999 (see Section 8 below for extension option).

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         1.      FOR VALUE RECEIVED, PACIFIC UNITED, L.P., a Texas limited
partnership ("Borrower"), promises to pay to the order of BANK OF AMERICA TEXAS, N.A. ("Bank") at Bank's Real Estate Division Office in Irving, Dallas County, Texas, or at such other place as Bank from time to time may designate, the principal sum of Three Million Six Hundred Seventy- Five Thousand and No/100 Dollars ($3,675,000.00) (the "Maximum Loan Amount"), or so much thereof as may be advanced, plus interest as specified in this Note. This Note evidences a construction loan ("Loan") from Bank to Borrower.

         2. This Note is secured by a Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental of even date herewith ("Deed of Trust") covering certain real and personal property in Dallas County, Texas, as therein described (the "Property"). It may also be secured by other collateral. This Note and the Deed of Trust are two of several Loan Documents, as defined and designated in a construction loan agreement ("Loan Agreement") between Bank and Borrower. It may also be secured by other collateral. Some or all of the Loan Documents, including the Loan Agreement, contain provisions for the acceleration of the maturity of this Note.

         3. The principal sum outstanding from time to time under this Note shall bear interest at Bank's Reference Rate plus three-fourths percent (0.75%) per year (the "Reference-based Rate"). As used here, "Reference Rate" means the per annum rate of interest publicly announced from time to time by Bank at Irving, Texas, as its Reference Rate. The Reference Rate is set by Bank based on various factors, including. Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing loans. Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change. Interest shall be calculated on the basis of a 365-day year and actual days elapsed.

         4. Accrued interest shall be payable on the tenth (10th) day of each calendar month. The first installment of interest shall be payable on September 10, 1997.

         5. Prior to the Maturity Date, principal shall be payable in quarterly installments of Three Hundred Thousand and No/100 Dollars ($300,000.00) each, commencing on the date (the "Initial Principal Payment Date") that is the tenth (10th) day of the calendar month immediately following the earlier to occur of (i) the Phase I Completion Date (as such term is defined in the Loan


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Agreement) or (ii) May 10, 1998, with additional installments being due and payable quarter-annually thereafter, on the tenth (10th) day of each third month thereafter from the Initial Principal Payment Date until the Maturity Date, when the entire unpaid balance of principal and accrued interest shall be due and payable. Prepayments of principal made during a calendar quarter in connection with Borrower's sale of Lots (as such term is defined in the Loan Agreement) shall be credited against the next maturing installment of principal due hereunder.

         6.      [Intentionally omitted]

         7.      (Intentionally omitted].

         8. (a) All unpaid principal and all accrued, unpaid interest shall be due and payable on the Maturity Date.

                 (b) "Maturity Date" shall mean August 6, 1999, unless extended to August 6, 2001, pursuant to subsection (c) following.

                 (c) So long as no Event of Default has occurred and is continuing and no event has occurred that with notice or the passage of time could become an Event of Default, Bank shall extend the Maturity Date to August 6, 2001, upon the occurrence of the following:

                          (i) Receipt by Bank from Borrower, on a date which is not more than ninety (90) days before and not less than sixty (60) days before the Maturity Date, of a written extension request (provided, Borrower may request such extension more than 90 days prior to the Maturity Date in connection with commencing construction of the "Phase II Improvements", as such term is defined in the Loan Agreement);

                          (ii) Receipt by Bank of an appraisal of the Property (at Borrower's expense), in form and substance satisfactory to Bank, indicating that the value of the Property is equal to or greater than the quotient of (1) the outstanding principal balance of the Loan as of the date of calculation (after credit for any principal prepayment made by Borrower), divided by (2) seventy percent (70%);

                          (iii) Borrower shall have sold by August 4, 1999 not less than thirty-six (36) Lots upon the terms set forth in the Existing Lot Sales Contract (as defined in the Loan Agreement);

                          (iv) Borrower shall execute and deliver to Bank such documents and instruments as Lender shall reasonably require to evidence such extension of the Maturity Date and of the hens, rights, security interests, and guaranties securing the Loan; and





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                          (v)     Borrower shall procure an endorsement to the
                 mortgagee policy of title insurance insuring the hen of the Deed of Trust under Procedural Rule P9b3 of the State Board of Insurance.

         9. Borrower may prepay some or all of the principal under this Note without premium or penalty.

         10. If Borrower fails to make any payment of principal or interest within fifteen (15) days after it becomes due and payable, Borrower agrees to pay interest on the late payment at an annual rate (the "Default Rate") equal to the lesser of (i) three (3) percent in excess of the Reference-based Rate or
(ii) the highest non-usurious rate permitted by applicable law, from the date the payment becomes due until Borrower pays in full the amount past due.

         11. From and after maturity of this Note, whether by acceleration or otherwise, all sums then due and payable under this Note, including all principal and all accrued and unpaid interest, shall bear interest until paid in full at the Default Rate.

         12. Borrower will be in default under this Note and the Deed of Trust upon the occurrence of any one or more of the following events (an "Event of Default"), but notwithstanding anything herein to the contrary, it is expressly understood and agreed that the Bank shall not undertake to exercise any of its rights and remedies hereunder (except for required notices) until after the expiration of the applicable cure period, if any, for each Event of
Default:

                 (a) The failure of Borrower to pay the Note or any part thereof, as it becomes due in accordance with the terms of the Note or any other Loan Documents and the continuance thereof for a period of at least three
(3) days after notice of such failure from Bank; or when accelerated pursuant to any power to accelerate contained in this Note, the Deed of Trust, or any of the other Loan Documents; or

                 (b) Borrower fails to punctually and properly to perform any other covenant, agreement, obligation, or condition contained herein, or in the other Loan Documents, or any other instrument securing or evidencing the Note, or any part thereof, or executed in connection therewith and does not remedy or cure such failure W within twenty (20) days after notice of such failure from Bank (the "Initial Cure Period") or (ii) within sixty (60) days after notice of such failure from Bank so long as Borrower attempts to cure such failure within the Initial Cure Period and diligently continues to attempt to cure such failure; or

                 (c) The discovery by Bank that any statement, representation, or warranty in this Note, the Deed of Trust, the Loan Documents or in any writing ever delivered to Bank pursuant to the provisions hereof or thereof, is false, misleading, or erroneous in any material respect; or

                 (d) The ownership of the Property, or any part thereof, or any legal or equitable interest therein, becomes vested in a person or entity other than Borrower, except in connection with a sale of portions of the Property in the manner permitted by the Loan Agreement; or





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                 (e)      Any change in the ownership of more than forty nine
percent (49%) of the partnership interests of Borrower in the aggregate at any time or from time to time after the date of this Note, except for a transfer to the general partner or Guarantor; or

                 (f) Borrower shall W execute a general assignment for the benefit of Borrower's creditors, or (ii) become the subject, voluntarily or involuntarily, of any bankruptcy, insolvency or reorganization proceeding, or
(iii) admit in writing Borrower's inability to pay Borrower's debts generally as they become due, or (iv) apply for or consent to the appointment of a custodian, receiver, trustee, or liquidator of Borrower or of all or a substantial part of Borrower's assets, or (v) file a voluntary petition seeking protection under any debtor's relief, or other insolvency law now or hereafter existing, or (vi) file an answer admitting the material allegations of, or consenting to, or default in filing an answer to, a petition filed against Borrower in any bankruptcy, reorganization, or other insolvency proceedings, or
(vii) institute or voluntarily be or become a party to any other judicial proceedings intended to effect a discharge of the debts of Borrower, in whole or in part, or a postponement of the maturity or the collection thereof, or a suspension of any of the rights or powers of Bank granted in the Loan Documents and such proceeding is not dismissed within sixty (60) days of the filing thereof; or

                 (g) An order, judgment, or decree shall be entered by any court of competent jurisdiction appointing a custodian, receiver, trustee, or liquidator of Borrower of all or any substantial part of Borrower's assets; or

                 (h) The failure of Borrower to pay any material money judgment against it at least ten (10) days prior to the date on which the assets of Borrower may be sold to satisfy such judgment; or

                 (i) The failure to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of Borrower's assets; or

                 (j) The liens, mortgages or security interests created (or purported to be created) by the Deed of Trust or by the other Loan Documents should become unenforceable, or cease to be first priority liens, mortgages or security interests and such unenforceability or priority is not remedied to the satisfaction of Bank within twenty (20) days after notification thereof to Borrower, or;

                 (k) The liquidation, dissolution or termination of Borrower; or

                 (l) Any sale, trade, transfer, assignment, exchange or other disposition of the Property, except to Bank and except for sales of Lots for which Borrower is entitled to a release under the Deed of Trust; or

                 (m)      An Event of Default occurs under any of the Loan
Documents.





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         If any "Event of Default" occurs, at the holder's option, exercisable in its sole discretion, an sums of principal and interest under this Note shall become immediately due and payable without notice of presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

         13. It shall be an "Event of Default" under this Note if Borrower becomes the subject of any bankruptcy, receivership or other voluntary or involuntary insolvency proceeding described in Section 12(f) ("Insolvency Proceeding") which is not dismissed within sixty (60) days of the filing thereof. If that happens, and all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, notice of intention to accelerate or other notices or demands of any kind or character.

         14. All amounts payable under this Note are payable in lawful money of the United States during normal business hours on a Banking Day, as defined below.

         15. If any lawsuit or arbitration is commenced which arises out of or relates to this Note, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Bank's costs and expenses, including reasonable attorneys' fees, which may be incurred in enforcing or protecting Banks rights or interests. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate.

         16. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys' fees those fees shall include the allocated reasonable costs for services of in-house counsel after the occurrence of an Event of Default.

         17. This Note is governed by the laws of the State of Texas, without regard to the choice of law rules of that State.

         18. Borrower agrees that the holder of this Note may accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note, all without notice to Borrower and without affecting the liability of Borrower.

         19. If Bank delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any of Bank's rights, or of any breach, default or failure of condition of or under this Note. No waiver by Bank of any of its rights, or of any such breach, default or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Bank. All of Bank's remedies in connection with this Note or under applicable law shall be cumulative, and Bank's exercise of any one or more of those remedies shall not constitute an election of remedies.





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         20.     Regardless of any provision contained in this Note or in any of the other Loan Documents, Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Loan, pursuant to this Note or any other Loan Document, or otherwise, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Bank ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loan, and, if the principal balance of the Loan is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and Bank shall, to the maximum extent permitted under applicable law, (a) characterize any non- principal payment as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and W spread the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout such term; provided, that if the Loan is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual term thereof exceeds the maximum lawful rate, Bank shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of the Loan at the time in question.

         21. Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration conducted in Dallas, Texas. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION. The arbitrator(s) shall be an attorney(s) having experience in contracts and litigation relating to commercial construction.
The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrators). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No provision of this Section 21 shall limit the right of any party to this Agreement (i) to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding or (ii) seek or obtain injunctive or similar relief during the pendency of any arbitration or other proceeding except relating directly to the subject matter of the arbitration proceeding. Notwithstanding the foregoing, during the pendency of arbitration proceedings that are initiated at the request of Bank and which are limited to matters for which Bank has requested arbitration (including any related matters for which Borrower has requested concurrent arbitration), Bank hereby agrees that it will not exercise its self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security. Notwithstanding the foregoing, Bank, shall have the unilateral right to dismiss any arbitration proceeding commenced at Banks request and following three (3) days' notice to Borrower of Bank's election to dismiss such arbitration





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proceeding, the provisions of the preceding sentence shall not apply.  In any subsequent judicial proceeding, Bank's election to dismiss such arbitration proceeding shall be without prejudice to Bank's or Borrower's claims or defenses in respect of the subject matter of that arbitration proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At bank's option, foreclosure under the deed of trust may be accomplished either by exercise of power of sale under the deed of trust or by judicial foreclosure.

         22. This Note inures to and binds the heirs, legal representatives, successors and assigns of Borrower and Bank; provided, however, that Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or part of the Loan, on the terms and subject to the conditions of the Loan Documents, with notice to Borrower. Without notice to or the consent of Borrower, Bank may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in this Note, the Loan or any other loans made by Bank to Borrower (whether evidenced by this Note or otherwise), any financial or other information, data or material in Banks possession relating to Borrower, the Loan or the Property, including any improvements on it if such purchaser or assignee of any participation or other interest in this Note agrees to maintain any financial information and other information, data and material relating to Borrower confidential.

         23. As used in this Note, the terms "Bank", "holder" and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." The term "Banking Day" means a day other than a Saturday or Sunday, on which Bank is open for business in Dallas, Texas.

         24. All notices shall be in writing and shall be given by personal delivery, overnight receipted courier (such as Federal Express), or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Notices shall be effective upon receipt or when proper delivery is refused. Addresses for notice may be changed by either party by notice to the other party in accordance with this
Section 24. Service of any notice on any one Borrower shall be effective service on Borrower for all purposes. Contemporaneously with sending a notice of default to Borrower, Bank shall send a copy of such notice to NHC Holdings Corp.

         25. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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                                  BORROWER:

                                  PACIFIC UNITED, L.P.,
                                  a Texas limited partnership

                                  By:     Pacific United Development Corp.,
                                          a Nevada corporation
                                          its sole general partner

                                          By: /s/ COLEMAN BRADLEY
                                              ------------------------------
                                                   Coleman Bradley,
                                                   President

                                          Address for notices to Borrower(s):

                                          2445 Midway, Suite 106
                                          Carrollton, Texas 75006
                                          Telephone No.: (972) 447-0401
                                          Telecopy No.: (972) 447-0783


with a copy to:

NHC Holdings Corp.
Suite 1220
3200 Southwest Freeway
Houston, Texas 77027





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